Exhibit 99.1
MetaStat Completes Divestiture of Its Therapeutic Assets

Becomes Pure-Play Molecular Diagnostics Company, Focused Exclusively on Developing and Commercializing Epigenetic-based Diagnostic Tests to Determine the Risk of Developing Systemic Metastasis

BOSTON – December 2, 2014 -- MetaStat, Inc. (OTCQB:MTST), a molecular diagnostic company focused on developing and commercializing epigenetic-based diagnostic tests for early and reliable prediction of systemic metastasis, has completed the divestiture of its therapeutic assets. As a result of this divestiture, MetaStat’s sole focus is  developing its MetaSite Breast™ and MenaCalc™ near-term product opportunities.

Oscar L. Bronsther, M.D., Chief Executive Officer of MetaStat, said, “The transfer of our therapeutic assets to ASET Therapeutics represents a tremendous step forward in the evolution of MetaStat. As a pure-play diagnostics company, we are now ideally positioned to focus our efforts on our near-term diagnostics platform. We believe this singular focus will give us a key advantage as we seek to distinguish ourselves in this space.”

Under the terms of the agreement, MetaStat will transfer the Company’s therapeutic assets to and make a future equity investment in the newly formed private company. MetaStat will receive royalties and milestone payments associated with the development of any new therapeutic products based on the company’s alternative splicing technology.  MetaStat retains the rights to develop and commercialize all molecular diagnostics products and companion diagnostics associated with the alternative splicing technology platform.

Dr. Elizabeth Buck, previously MetaStat’s Chief Scientific Officer of Therapeutics, will lead ASET Therapeutics as its Chief Scientific Officer and Chief Operating Officer. David Epstein, Ph.D., an existing director of MetaStat, will oversee strategic development at ASET Therapeutics.

Further terms of the agreement can be found in MetaStat’s Current Report on Form 8-K that it expects to file with the Securities and Exchange Commission on December 2, 2014.

About ASET Therapeutics, LLC

ASET Therapeutics is a biotechnology company that discovers and develops therapeutic agents to target unique oncogenic protein-isoforms present in molecularly defined groups of cancer patients.  ASET’s pipeline is based on unique biological insights into how altered RNA processing drives oncogenic activity.  ASET is generating therapeutic agents that inhibit these aberrant isoforms.  ASET Therapeutics’ programs combine companion diagnostic tools (based on detecting an aberrant isoform in patient tumor or peripheral blood) to enable delivery of personalized medicines to select cancer patient groups not served by current standards of care, and hence, who have a demonstrated high unmet medical need.  ASET Therapeutics is a private company launched in 2014 by an experienced team of oncology R&D leaders.

About MetaStat, Inc.

MetaStat, Inc (MTST) is a molecular diagnostic company that develops and commercializes diagnostic tests for early and reliable prediction of systemic metastasis, the process by which cancer spreads from a primary tumor through the bloodstream to other areas of the body. MetaStat is focused on breast, prostate, lung and colorectal cancers, where systemic metastasis is responsible for approximately 90% of all deaths. The Company’s function-based diagnostic platform technology is based on the identification and understanding of the pivotal role of the mena protein and its isoforms, a common pathway for the development of systemic metastatic disease in all epithelial-based solid tumors. Both the MetaSite Breast™ and MenaCalc™ assays are designed to accurately stratify patients based on their individual risk of metastasis and to provide physicians with clinically actionable information to better "customize" cancer treatment. MetaStat’s testing platform improves treatment planning decisions by positively identifying patients with a high-risk of metastasis who need aggressive therapy and by sparing patients with a low-risk of metastasis from the harmful side effects and expense of chemotherapy. The company is based in Boston.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including those set forth in the Company's Form 10-K filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the company undertakes no obligation to update such statements.

Media:
Dian Griesel Int’l. for MetaStat
Susan Forman, 212-825-3210
sforman@dgicomm.com
or
Investors:
MetaStat, Inc.
Daniel Schneiderman, 212-608-0827
Vice President
dan@metastat.com
Source: MetaStat, Inc.